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                                                                       EXHIBIT R

                                 CODE OF ETHICS

                                       FOR

                       INSIGHT INVESTMENT MANAGEMENT, INC.

                                 AND AFFILIATES

I.       PURPOSE AND CONSTRUCTION

         This Code of Ethics (the "Code") is adopted by Insight Investment Management, Inc. ("Insight"), Dain Rauscher Incorporated ("Dain Rauscher"), and Great Hall Investment Funds, Inc. (the "Funds") in an effort to prevent violations of Section 17 of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder. The focus of the Code is the prevention of investment activities by persons with access to certain information that might be harmful to the interests of the Funds or that might enable such persons to illicitly profit from their relationship with the Funds.

II.      DEFINITIONS

         (a) "ACCESS PERSON" means any director, officer or Advisory Person of Insight or a Fund or, with respect to Dain Rauscher, any director or officer who in the ordinary course of his or her business makes, participates in or obtains information regarding the purchase or sale of securities for a Fund or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to a Fund regarding the purchase or sale of securities.

         (b)      "ADVISORY PERSON" means:

                  (1) any employee of Insight or a Fund (or of any company in a control relationship to Insight or a Fund) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by a Fund, or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales (including, but not limited to, Portfolio Managers and all Insight employees who provide information and advice to Portfolio Managers or who help execute the Portfolio Managers' decisions, such as securities analysts and traders); or

                  (2) any natural person in a control relationship to Insight or a Fund and who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of a security.

         (c) "AFFILIATED PERSON" of another person means:

                  (1) any person directly or indirectly owning, controlling or holding with power to vote five percent (5%) or more of the outstanding voting securities of such other person;


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                  (2)      any person five percent (5%) or more of whose
         outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person;

                  (3) any person directly or indirectly controlling, controlled by or under common control with such other person;

                  (4) any officer, director, partner, co-partner or employee of such other person;

                  (5) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

                  (6) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

         (d) "BENEFICIAL OWNERSHIP" for purposes of the Code, shall be determined in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, I.E., a person must have a "direct or indirect pecuniary interest" to have "beneficial ownership." Although the following list is not meant to be exhaustive, under the rule a person would generally be regarded to be the beneficial owner of the following securities:

                  (1)      securities held in the person's own name;

                  (2) securities held with another in joint tenancy, community property or other joint ownership;

                  (3) securities held be a bank or broker as nominee or custodian on such person's behalf or pledged as collateral for a loan;

                  (4) securities held by members of the person's immediate family sharing the same household;

                  (5) securities held by a relative not residing in the person's home if the person is a custodian, guardian or otherwise has controlling influence over the purchase, sale or voting of such securities;

                  (6) securities held by a trust in which the person is a beneficiary and has or shares the power to make purchase or sale decisions;

                  (7) securities held by a trust for which the person serves as a trustee and in which the person has a pecuniary interest (including pecuniary interests by virtue of performance fees and by virtue of holdings by the person's immediate family);

                  (8) securities held by a general partnership or limited partnership in which the person is a general partner;

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                  (9)      securities owned by a corporation in which the person
         has a control position or in which the person has or shares investment control over the portfolio securities (other than a registered investment company);

                  (10) securities in a portfolio giving the person certain performance-related fees; and

                  (11) securities held by another person or entity pursuant to any agreement, understanding, relationship or other arrangement giving the person any direct or indirect pecuniary interest.

         (e)      "CONTROL" shall have the same meaning as that set forth in
Section 2(a)(9) of the 1940 Act.

         (f) "DIRECTOR OF COMPLIANCE" means the person designated by the Board of Directors of the Funds from time to time to fulfill the role of Director of Compliance under this Code of Ethics.

         (g) "DISINTERESTED DIRECTOR" means directors or trustees of a Fund who are not "interested persons," as defined in the 1940 Act, of the Fund or who are "interested persons" of the Fund solely by virtue of being an Affiliated Person of a broker-dealer other than Dain Rauscher.

         (h) "FUND" means any investment company registered under the 1940 Act for which Insight acts as the investment adviser or sub-adviser.

         (i) "MEMBER OF IMMEDIATE FAMILY" of a person includes such person's spouse, children under the age of twenty-five (25) years residing with such person, and any trust or estate in which such person or any other member of his or her immediate family has a substantial beneficial interest, unless neither such person nor any other member of his or her immediate family is able to control or participate in the investment decisions of such trust or estate.

         (j) "PERSONAL SECURITIES TRANSACTION" means a transaction in a Security in which an individual has or thereby acquires Beneficial Ownership. A person shall be considered to be "engaging in" or "effecting" a Personal Securities Transaction if such a Security is involved, regardless of whether the transaction is effected by that person or by some other person (such as an immediate family member).

         (k) "PORTFOLIO MANAGER" means an Insight employee entrusted with the direct responsibility and authority to make investment decisions affecting a Fund.

         (l) "PURCHASE OR SALE OF A SECURITY" includes, among other things, the writing of an option to purchase or sell a Security.

                                      -3-

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         (m)      "SECURITY" shall have the meaning set forth in Section
2(a)(36) of the 1940 Act, except that it shall not include securities issued by the government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and shares of registered open-end investment companies that are not managed by Insight, by an adviser affiliated with Insight or by an advisory representative (as defined in Rule 204-2(A)(12)(A) of the Investment Advisers Act of 1940) of Insight or an affiliate of Insight that participates in the management of the investment company's portfolio of securities.

         (n) "SECURITY HELD OR TO BE ACQUIRED" by a registered investment company means any Security which, within the most recent fifteen (15) days, (i) is or has been held by such company, or (ii) is being or has been considered by such company or its investment adviser for purchase by such company.

         (o) "1940 ACT" means the Investment Company Act of 1940, 15 U.S.C.Sections 80a-1 to 80a-52, as amended.

III.     RESTRICTIONS

         (a) NONDISCLOSURE OF INFORMATION. An Access Person shall not divulge to any person contemplated or completed securities transactions of a Fund, except in the performance of his or her duties, unless such information previously has become a matter of public knowledge.

         (b) SECTION 17(d) LIMITATIONS. Neither Dain Rauscher, an Affiliated Person of a Fund or any Affiliated Person of Dain Rauscher or of such Affiliated Person of a Fund, acting as principal, shall effect any transaction in which a Fund, or a company controlled by a Fund, is a joint or a joint and several participant with such person, Dain Rauscher or Affiliated Person, in contravention of such rules and regulations as the Securities and Exchange Commission may prescribe under Section 17(d) of the 1940 Act for the purpose of limiting or preventing participation by a Fund or controlled companies on a basis different from or less advantageous than that of such other participant.

         (c) PROSCRIBED ACTIVITIES UNDER RULE 17J-1(a). Rule 17j-1(a) under the 1940 Act provides:

         It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of an investment adviser of or principal underwriter for a registered investment company in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company---

                  (1) To employ any device, scheme or artifice to defraud such registered investment company;

                  (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material

                                      -4-

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         fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

                  (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

                  (4) To engage in any manipulative practice with respect to such registered investment company.

         Any violation of Rule 17j-1(a) shall be deemed to be a violation of the Code.

         (d) COVENANT TO EXERCISE BEST JUDGMENT. An Advisory Person shall act on his or her best judgment in effecting, or failing to effect, any transaction by a Fund, and such Advisory Person shall not take into consideration his or her personal financial situation in connection with decisions regarding portfolio transactions by a Fund.

         (e) GENERAL PRINCIPLES OF PERSONAL INVESTING. No Access Person shall engage in any Personal Securities Transaction that such Access Person has reason to know will be detrimental to the best interest of any Fund. When engaging in a Personal Securities Transaction, an Access Person shall:

                  (1)      place the interests of the Funds first;

                  (2) conduct such transaction in a manner consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of any such person's position of trust and responsibility as an Access Person; and

                  (3) not take inappropriate advantage of such person's position in relationship to the Funds.

         (f)      LIMITATION ON PERSONAL SECURITIES TRANSACTIONS.

                  (1) LIMITATIONS RELATED TO TIMING OF TRANSACTIONS. The timing of Personal Securities Transactions shall be limited as follows:

                           (A) No Access Person shall engage in a Personal Securities Transaction on a day during which a Fund has a pending "buy" or "sell" order for the same Security until that order is executed or withdrawn. For purposes of this paragraph
                  (A), Access Person shall not include any Disinterested Director unless such Disinterested Director has actual knowledge that a Fund has a pending "buy" or "sell" order for the same Security.

                           (B) No Portfolio Manager shall engage in a Personal Securities Transaction within a seven (7) day period before or after a Fund that he or she manages trades in the same Security.

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                           (C)      Advisory Persons shall not profit from the
                  purchase and sale, or sale and purchase, of the same (or equivalent) Securities within sixty calendar days. For purposes of this paragraph (C), "Securities" shall not be deemed to include any securities which may not be purchased by any Fund because of investment limitations set forth in the Funds' Registration Statements filed with the Securities and Exchange Commission. The Director of Compliance, or the Chief Financial Officer of Insight in the event that such Advisory Person is also the Director of Compliance, may grant an exception to this provision in cases of personal hardship or other appropriate circumstances.

                  (2) INITIAL PUBLIC OFFERING LIMITATIONS. Advisory Persons shall not engage in any Personal Securities Transaction that involves the purchase of Securities in an initial public offering.

                  (3) PRIVATE PLACEMENT LIMITATIONS. Investments in privately placed Securities shall be limited as follows:

                           (A) Advisory Persons shall not engage in any Personal Securities Transaction that involves a private placement of Securities without the express prior approval of the Director of Compliance, or of the Chief Financial Officer of Insight in the event that such Advisory Person is also the Director of Compliance. In reviewing any such approval request, the Director of Compliance or the Chief Financial Officer of Insight (as applicable) shall consider, among other factors, whether the investment opportunity should be reserved for a Fund and its shareholders, and whether the opportunity is being offered to the requesting individual by virtue of his or her position with the Funds and Insight.

                           (B) Advisory Persons who have a Beneficial Ownership interest in any Securities obtained through a private placement shall disclose such interest to the Director of Compliance, or to the Chief Financial Officer of Insight in the event that such Advisory Person is also the Director of Compliance, if and when they should become involved in any subsequent consideration of an investment in the same issuer for any of the Funds. In such case, the decision to invest in the Securities of such an issuer on behalf of a Fund shall be subject to the review and approval of an individual categorized as an Advisory Person who has no personal interest in such issuer, which individual shall be appointed by the Director of Compliance.

                  (4) REPORTS. The Director of Compliance and the Chief Financial Officer of Insight shall maintain and make available written records of all actions taken under this Section III(f)(1) in the manner required by Rule 17j-1(d) under the 1940 Act.

         (g) PRIOR CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS. Prior to effecting a Personal Securities Transaction, an Access Person (other than a Disinterested Director) shall notify the Director of Compliance of the proposed transaction, including the amount of the

                                      -6-

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transaction and the Security involved. If the Access Person proposing the
Personal Securities Transaction is also the Director of Compliance, the Access Person shall notify the Chief Financial Officer of Insight of the proposed transaction. The Director of Compliance or the Chief Financial Officer of Insight (as applicable), after investigation, shall determine whether such transaction is consistent with the Code and shall promptly communicate such determination to the Access Person making the request. Transaction clearances must be obtained no more than two days prior to making a purchase or sale of a Security. If the trade is not made within two days of the date of clearance, a new clearance must be obtained. Absent extraordinary circumstances, no Access Person shall be deemed to have violated the Code for effecting a Personal Securities Transaction if such Access Person has been advised by the Director of Compliance or the Chief Financial Officer of Insight (as applicable) that the transaction would be consistent with the Code. The Director of Compliance and the Chief Financial Officer of Insight shall maintain and make available written records of all actions taken under this Section III(g) in the manner required by Rule 17j-1(d) under the 1940 Act.

         (h) COPIES OF BROKERAGE REPORTS. When an Access Person (other than a Disinterested Director) engages in a Personal Securities Transaction effected through a broker other than Dain Rauscher, the Access Person shall direct that the executing broker send a duplicate copy of the confirmation to the Director of Compliance at the same time as it is provided to such Access Person. Such Access Person shall also direct such broker to provide duplicate copies of any periodic statements on any account maintained by such person (or any other account in which such Access Person has a Beneficial Ownership interest) to the Director of Compliance. In the event that such Access Person is also the Director of Compliance, the Access Person shall direct that the executing broker send a duplicate copy of confirmations and periodic statements to the Chief Financial Officer of Insight.

IV.      REPORTING REQUIREMENTS

         (a) INITIAL AND ANNUAL REPORTS BY ACCESS PERSONS. All Access Persons shall submit to the Director of Compliance, and the Director of Compliance shall submit to the Chief Financial Officer of Insight, a report of all Securities owned by them (or in which they otherwise have a Beneficial Ownership interest) at the time that they commence employment with Insight and shall also submit such a report to the Director of Compliance, and the Director of Compliance shall submit such a report to the Chief Financial Officer of Insight, at the end of each calendar year thereafter.

         (b) QUARTERLY REPORT. No later than ten (10) days after the end of each calendar quarter, each Access Person shall submit a report to the Director of Compliance, and the Director of Compliance shall submit a report to the Chief Financial Officer of Insight, which shall specify the following information with respect to transactions during the then ended calendar quarter in any Security in which such Access Person has, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership:

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                  (1)      the date of the transaction, the title and the number
         of shares, and the principal amount of each Security involved;


                  (2) the nature of the transaction (I.E., purchase, sale or any other type of acquisition or disposition);

                  (3)      the price at which the transaction was effected; and

                  (4) the name of the broker, dealer or bank with or through whom the transaction was effected.

         If no transactions have occurred during the period, the report shall so indicate. Any report required to be made pursuant to this Section IV(b) may contain a statement that the report shall not be construed as an admission by the person making the report that he or she has any direct or indirect Beneficial Ownership in the Security to which the report relates.

         (c) LIMITATIONS ON REPORTING REQUIREMENTS. Notwithstanding the provisions of Section IV(b), no Access Person shall be required to make a report:

                  (1) with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

                  (2) if such a person is a Disinterested Director, EXCEPT where such Disinterested Director knew or, in the ordinary course of fulfilling his or her official duties as a Disinterested Director, should have known that during the 15-day period immediately preceding or after the date of the transactions in a Security by the Disinterested Director, such Security is or was purchased or sold by a Fund or such purchase or sale by a Fund is or was considered by a Fund or Insight; or

                  (3) where a report made to Insight would duplicate information recorded pursuant to Rules 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

         (d) DUTY TO REPORT VIOLATIONS. Any person subject to the Code who discovers a violation or apparent violation of the Code by any other person shall bring the matter to the attention of the Director of Compliance. If the purported violation of the Code is based upon transactions effected by the Director of Compliance, such person shall bring the matter to the attention of the Chief Financial Officer of Insight.

         (e)      FILING OF REPORTS. All reports prepared pursuant to this
Article IV shall be filed with the Director of Compliance, except that reports prepared by the Director of Compliance shall be filed with the Chief Financial Officer of Insight.

         (f) Quarterly Report to the Board. At each quarterly meeting of the Funds' Board(s) of Directors, Insight shall report to the Boards any violations of the Code, if any, that occurred since Insight's most recent report to the Board(s) of Directors.

         (g) ANNUAL REPORT TO THE BOARD. Insight shall prepare an annual report to the Funds' Board(s) of Directors containing the following:

                  (1) a summary of existing procedures concerning personal investing and any changes in the procedures made during the past year;

                  (2) a list of any violations requiring significant remedial action during the past year, including details of such violations and the action taken; and

                  (3) any recommended changes in existing restrictions or procedures based upon experience under the Code, evolving industry practices or developments in applicable laws or regulations.

         (h) CERTIFICATION OF COMPLIANCE. All Access Persons must certify annually in writing to the Director of Compliance, and the Director of Compliance must certify to the Chief Financial Officer of Insight, that (1) they have read and understand the Code and recognize that they are subject to the Code, (2) they have complied with the requirements of the Code, and (3) they have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the Code. The Director of Compliance and the Chief Financial Officer of Insight shall maintain and make available copies of such written certifications in the manner required by Rule 17j-1(d) under the 1940 Act.

V.       ENFORCEMENT AND SANCTIONS

         (a) GENERAL. The Director of Compliance and the Chief Financial Officer of Insight (as applicable) shall bring all violations or apparent violations of the Code to the attention of the Chief Executive Officer of Insight and, if such violation involves a director, officer or employee of Dain Rauscher, the Chief Executive Officer of Dain Rauscher. The Chief Executive Officer of Insight or Dain Rauscher (as applicable) shall have the primary responsibility for enforcing the Code and determining appropriate sanctions with respect to such company's directors, officers and employees. If the alleged violator is the Chief Executive Officer of Insight or Dain Rauscher, the Director of Compliance shall bring such alleged violation to the attention of the applicable company's Board of Directors, who shall have the primary responsibility for enforcing the Code and determining appropriate sanctions with respect to such alleged violation. If the alleged violator is a Disinterested Director or is otherwise not an director, officer or employee of Insight or Dain Rauscher, the Board of Directors of the affected Fund or Funds shall have the primary responsibility for enforcing the Code and determining appropriate sanctions. In addition to the sanctions prescribed by Section V(b), any person who is found to have violated the Code may be permanently dismissed, reduced in salary or position, temporarily suspended from employment or sanctioned in such other manner as may be determined in the discretion of the applicable person or persons responsible for enforcing the Code. In determining appropriate sanctions to be imposed for violations of the Code, the person or persons charged with enforcing the Code may consider any factors they deem relevant, including, without limitation:

                  (1)      the degree of willfulness' of the violation;

                  (2)      the severity of the violation;

                  (3) the extent, if any, to which the violator profited or benefited from the violation;

                  (4) the adverse effect, if any, of the violation on the involved Fund;

                  (5) the market value and liquidity of the class of Securities involved in the violation;

                  (6) the prior violations of the Code, if any, by the violator;

                  (7)      the circumstances of discovery of the violation; and

                  (8) if the violation involved the purchase or sale of Securities in violation of the Code, (A) the price at which the purchase or sale was made, and (B) the violator's justification for making the purchase or sale, including the violator's tax situation, the extent of the appreciation or depreciation of the Securities involved, and the period the Securities have been held.

         (b) VIOLATIONS OF SECTION III(f). In addition to any sanction imposed under Section V(a) of the Code, any profits realized on Personal Securities Transactions effected in violation of Section III(f) of the Code must be disgorged and contributed to the appropriate Fund. Each Personal Securities Transaction will be considered individually, and there will be no netting of profits and losses incurred in the case of multiple Personal Securities Transactions effected in violation of the Code. In the event of a violation involving more than one Fund, profits shall be allocated among the affected Funds in proportion to the relative net asset values of the Funds as of the date of the violation. Should the violation not involve any of the Funds, profits shall be paid to a charitable organization chosen in the discretion of the Disinterested Directors of the Funds.

         (c) RIGHTS OF ALLEGED VIOLATOR. A person charged with a violation of the Code shall have the opportunity to appear before the person or persons as may have authority to impose sanctions pursuant to the Code, at which time such person shall have the opportunity, orally or in writing, to respond to any and all charges.

         (d) NOTIFICATION TO FUND GENERAL COUNSEL. The applicable Funds' General Counsel shall be advised promptly of the initiation and outcome of any enforcement actions hereunder.

         (e) NON-EXCLUSIVITY OF SANCTIONS. The imposition of sanctions under this Section V shall not preclude the imposition of additional sanctions by the Board(s) of Directors of the Funds and shall not be deemed a waiver of any rights by any Fund.

VI.      GIFTS AND DIRECTORSHIPS

         (a) GIFTS. Advisory Persons shall not accept any gift or other thing of more than DE MINIMIS value from any securities broker, dealer, underwriter or placement agent that does business with or on behalf of any Fund.

         (b) SERVICE AS A DIRECTOR. Advisory Persons may not serve as directors of publicly traded companies without the prior written authorization of the Director of Compliance, or the Chief Financial Officer of Insight in the event that such Advisory Person is also the Director of Compliance. The Director of Compliance or the Chief Financial Officer of Insight (as applicable), shall not provide such authorization unless he or she finds that such board service would be consistent with the interests of the Funds and their shareholders. Should any person receive such authorization, any investments by the Funds in the securities of any such publicly traded company while such person is serving as a director will be required to be approved in advance, in writing, by the Director of Compliance or the Chief Financial Officer of Insight (as applicable).

VII.     MISCELLANEOUS PROVISIONS

         (a) IDENTIFICATION OF ACCESS PERSONS, ADVISORY PERSONS AND PORTFOLIO MANAGERS. Insight shall, on behalf of the Funds and Dain Rauscher, identify all Access Persons who are under a duty to make reports under Article IV and shall inform such persons of such duty. Insight shall likewise identify all individuals who are classified as Advisory Persons and Portfolio Managers hereunder and inform such persons of such classifications.

         (b) MAINTENANCE OF RECORDS. Insight shall, on behalf of the Funds and Dain Rauscher, maintain and make available records as required by Rule 17j-1(d).

                     QUARTERLY REPORT PURSUANT TO ARTICLE IV

                            OF THE CODE OF ETHICS FOR

                       INSIGHT INVESTMENT MANAGEMENT, INC.

INSTRUCTIONS:

         (1) Not later than ten (10) days after the end of each calendar quarter, each Access Person shall submit this Report, as provided by the Code of Ethics (the "Code"). The Code should be reviewed before completing the Report; terms defined in the Code have the same meanings in this Report.

         (2) No transactions set forth in Section IV(c) of the Code need be included in this Report.

         (3) If no reportable transactions have occurred during the period, put an "X" in the following box | |, and you may skip to the signature line.

         (4) This Report may contain a statement that it shall not be construed as an admission by the person making the Report that he has any direct or indirect Beneficial Ownership in the Security to which the Report relates.

         (5) If you must file this Report and transactions have occurred during the period, set forth the following information with respect to transactions during the most recently ended calendar quarter in any Security in which you have, or by reason of such transaction acquired, any direct or indirect beneficial ownership in the Security:

                                                                                                       Broker,
                                                    Date and Nature              Price                Dealer or
                                Title and            of Transaction           Transaction           Bank Through
        Name of                 Number of           (i.e., purchase,              was               Whom Transfer
         Issuer              Shares or Units         sale or other)            Effected               Effected
         ------              ---------------         --------------            --------               --------







            (If you need additional space, please attach additional pages.)

         (7) Questions regarding the completion of this Report may be directed to Matthew L. Thompson at (612) 336-3359.

         The answers to the foregoing are true and correct to the best of my information and belief.

Dated:  _____________________          ________________________________________
                                       Signature of Person Filing Report

                         ANNUAL REPORT OF ACCESS PERSONS
                       PURSUANT TO SECTIONS IV(a) AND (g)
                            OF THE CODE OF ETHICS FOR
               INSIGHT INVESTMENT MANAGEMENT, INC. AND AFFILIATES

         THE CODE OF ETHICS FOR INSIGHT INVESTMENT MANAGEMENT, INC. AND AFFILIATES (THE "CODE") SHOULD BE REVIEWED PRIOR TO COMPLETING THIS REPORT, AND TERMS DEFINED IN THE CODE HAVE THE SAME MEANINGS IN THIS REPORT. NOT LATER THAN TEN (10) DAYS FOLLOWING THE END OF EACH CALENDAR YEAR, EACH ADVISORY PERSON SHALL SUBMIT THIS REPORT TO THE DIRECTOR OF COMPLIANCE.

         I, THE UNDERSIGNED, HEREBY REPRESENT AND CERTIFY AS FOLLOWS:

         - That I have read and understand the Code and recognize that I am subject to the Code.

         - That I have disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the Code.

         -        That I have complied with all requirements of the Code.

         -        That:

                           | | As of December 31, 20__, I Beneficially Owned no Securities.

                                       OR

                           | |      Attached to this report is a true, correct
         and complete listing of all Securities in which I had any direct or indirect Beneficial Ownership as of December 31, 20__.

         QUESTIONS REGARDING THE COMPLETION OF THIS REPORT MAY BE DIRECTED TO MATTHEW L. THOMPSON AT (612) 336-3359.

         The answers to the foregoing questions (and any attached listing of Securities) are true, correct and complete to the best of my information and belief.

Dated: January __, 20__.                      _________________________________
                                              Signature of Person Filing Report

                       INSIGHT INVESTMENT MANAGEMENT, INC.
                            REQUEST BY ACCESS PERSON
                  TO ENGAGE IN PERSONAL SECURITIES TRANSACTION

         I hereby request permission to effect a Personal Securities Transaction, as indicated below, for my own account or other account in which I have a Beneficial Ownership interest. (IF NECESSARY, USE APPROXIMATE DATES AND AMOUNTS of PROPOSED PERSONAL SECURITIES TRANSACTION.)

Record Owner of Account: ____________________________________________________

Relationship to Access Person: _________________________________________________

Proposed Date of Transaction: ______________________, 20__

                              PROPOSED TRANSACTION


                                Number of            Number of
     Name of Issuer/            Shares or           Transaction
   Title or Description         Principal           (purchase,            Unit          Total           Broker,
       of Security               Amount           sale or other)         Price          Price        Dealer or Bank

--------------------------- ------------------ ---------------------- ------------- -------------- ----------------


                                       ----------------------------------------
                                       Name of Access Person

Dated:________________,20__.           _________________________________
                                       Signature of Access Person

--------------------------------------------------------------------------------


      | |      PERMISSION GRANTED                 | |      PERMISSION DENIED

Dated: January __, 20__.                     _________________________________
                                            Signature of Director of Compliance